Listing Report:Supplement No. 25 dated May 31, 2011 to Prospectus dated May 17, 2011
File pursuant to Rule 424(b)(3)
Registration Statement No. 333-147019
Prosper Marketplace, Inc.
Borrower Payment Dependent Notes
This Listing Report supplements the prospectus dated May 17, 2011 and provides information about each loan request (referred to as a "listing") and series of Borrower Payment Dependent Notes (the "Notes") we are currently offering. Prospective investors should read this Listing Report supplement together with the prospectus dated May 17, 2011 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.
The following series of Notes are currently being offered:
Borrower Payment Dependent Notes Series 506384
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$20,500.00	Prosper Rating:	A	Listing Duration:	14 days
Minimum Amount to Fund:	$14,350	Estimated loss*:	2.60%
Term:	60 months

Lender yield:	12.29%	Borrower rate/APR:	13.29% / 14.66%	Monthly payment:	$469.49

Lender servicing fee:	1.00%	Effective Yield*:	12.25%
		Estimated return*:	9.65%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	8	First credit line:	Aug-1999	Debt/Income ratio:	35%
Credit score:	760-779 (May-2011)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	12 / 12	Length of status:	11y 7m
Amount delinquent:	$0	Total credit lines:	21	Occupation:	Tradesman - Mechani...
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$3,344	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Bankcard utilization:	20%
		Homeownership:	Yes
Screen name:	lcole32	Borrower's state:	Georgia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	14 ( 100% )	760-779 (Latest)
Principal borrowed:	$6,500.00	< 31 days late:	0 ( 0% )	740-759 (Apr-2011) 760-779 (Mar-2010)
Principal balance:	$4,183.06	31+ days late:	0 ( 0% )
Total payments billed:	14
Description
Business Purchase
Purpose of loan:
This loan will be used to...

My financial situation:
I am a good candidate for this loan because...

Monthly net income: $4068.00
Monthly expenses: $2388.00
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 507204
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$4,000.00	Prosper Rating:	D	Listing Duration:	14 days
Minimum Amount to Fund:	$2,800	Estimated loss*:	11.20%
Term:	36 months

Lender yield:	25.99%	Borrower rate/APR:	26.99% / 30.53%	Monthly payment:	$163.28

Lender servicing fee:	1.00%	Effective Yield*:	25.34%
		Estimated return*:	14.14%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	7	First credit line:	Feb-2001	Debt/Income ratio:	22%
Credit score:	640-659 (May-2011)	Inquiries last 6m:	1	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	8 / 7	Length of status:	5y 9m
Amount delinquent:	$0	Total credit lines:	22	Occupation:	Clerical
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$9,030	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	80%
		Homeownership:	No
Screen name:	johno305	Borrower's state:	Florida	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Fresh Start !!!
So I just finished up my undergrad and now I'm back in school to get my Masters, unfortunately I racked up a nice credit card debt during my first 4 years. So I figured it's time to clean up the slate and start anew.

I have a stable job with stable pay, and I always have money in my account. However I still need a boost to get all these cards paid off
..

Monthly net income: $1786
Monthly expenses: $100
Housing: $0
Insurance: $150
Car expenses: $120
Utilities: $0
Phone, cable, internet: $50
Food, entertainment: $20
Clothing, household expenses: $0
Credit cards and other loans: $330
Other expenses: $0
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 508538
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$7,500.00	Prosper Rating:	E	Listing Duration:	14 days
Minimum Amount to Fund:	$5,250	Estimated loss*:	13.00%
Term:	36 months

Lender yield:	29.99%	Borrower rate/APR:	30.99% / 34.62%	Monthly payment:	$322.47

Lender servicing fee:	1.00%	Effective Yield*:	28.61%
		Estimated return*:	15.61%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	2	First credit line:	Dec-1991	Debt/Income ratio:	50%
Credit score:	640-659 (May-2011)	Inquiries last 6m:	3	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	28 / 24	Length of status:	8y 3m
Amount delinquent:	$0	Total credit lines:	82	Occupation:	Teacher
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$25,613	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Bankcard utilization:	59%
		Homeownership:	Yes
Screen name:	mom1973	Borrower's state:	NewYork	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 3	On-time:	51 ( 100% )	640-659 (Latest)
Principal borrowed:	$6,500.00	< 31 days late:	0 ( 0% )	620-639 (Jul-2010) 640-659 (Aug-2009) 640-659 (Jul-2009) 620-639 (Jun-2008)
Principal balance:	$861.82	31+ days late:	0 ( 0% )
Total payments billed:	51
Description
Used Car
Purpose of loan:
This loan will be used to..to purchase a used car to replace my 8 year old car that is to expensive to fix. I will also pay the balance on my other prosper loan that is about $875.

My financial situation:
I am a good candidate for this loan because...this will be my forth loan with prosper and I have never been late with a payment on any off the loans.

Monthly net income: $3570 my income, $ 1285 my husband
Monthly expenses: $
Housing: $1246
Insurance: $195
Car expenses: $413
Utilities: $400
Phone, cable, internet: $160
Food, entertainment: $400
Clothing, household expenses: $
Credit cards and other loans: $850
Other expenses: $235 college loans
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 508744
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$4,000.00	Prosper Rating:	HR	Listing Duration:	14 days
Minimum Amount to Fund:	$2,800	Estimated loss*:	20.30%
Term:	36 months

Lender yield:	30.99%	Borrower rate/APR:	31.99% / 35.64%	Monthly payment:	$174.20

Lender servicing fee:	1.00%	Effective Yield*:	29.17%
		Estimated return*:	8.87%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	1	First credit line:	Feb-1998	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	640-659 (May-2011)	Inquiries last 6m:	3	Employment status:	Self-employed
Now delinquent:	1	Current / open credit lines:	9 / 6	Length of status:	3y 9m
Amount delinquent:	$47	Total credit lines:	23	Occupation:	Teacher
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$7,444	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	77%
		Homeownership:	No
Screen name:	commerce-travels2	Borrower's state:	Texas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
My personal loan for my business
Purpose of loan:
This loan will be used to buy equipment for the business.

My financial situation:
I am a good candidate for this loan because I have experience and am a responsible person.

Monthly net income: $
Monthly expenses: $
Housing: $
Insurance: $
Car expenses: $
Utilities: $
Phone, cable, internet: $
Food, entertainment: $
Clothing, household expenses: $
Credit cards and other loans: $
Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 508950
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$4,000.00	Prosper Rating:	HR	Listing Duration:	14 days
Minimum Amount to Fund:	$2,800	Estimated loss*:	20.30%
Term:	36 months

Lender yield:	30.99%	Borrower rate/APR:	31.99% / 35.64%	Monthly payment:	$174.20

Lender servicing fee:	1.00%	Effective Yield*:	29.17%
		Estimated return*:	8.87%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	1	First credit line:	Aug-1986	Debt/Income ratio:	17%
Credit score:	680-699 (May-2011)	Inquiries last 6m:	3	Employment status:	Employed
Now delinquent:	1	Current / open credit lines:	14 / 12	Length of status:	3y 8m
Amount delinquent:	$33	Total credit lines:	57	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$16,277	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	3	Bankcard utilization:	90%
		Homeownership:	Yes
Screen name:	youthful-deal8	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Timeshare purchase
No description was provided by the borrower.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 509044
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$25,000.00	Prosper Rating:	A	Listing Duration:	14 days
Minimum Amount to Fund:	$17,500	Estimated loss*:	3.80%
Term:	36 months

Lender yield:	10.40%	Borrower rate/APR:	11.40% / 13.52%	Monthly payment:	$823.21

Lender servicing fee:	1.00%	Effective Yield*:	10.37%
		Estimated return*:	6.57%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	8	First credit line:	Sep-1992	Debt/Income ratio:	28%
Credit score:	780-799 (May-2011)	Inquiries last 6m:	1	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	11 / 10	Length of status:	5y 9m
Amount delinquent:	$0	Total credit lines:	19	Occupation:	Computer Programmer
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$12,704	Stated income:	$100,000+
Delinquencies in last 7y:	0	Bankcard utilization:	37%
		Homeownership:	Yes
Screen name:	alluring-repayment	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Debt Consolidation
Purpose of loan:
This loan will be used to consolidate a number of high interest credit card debts and a previous personal loan.

My financial situation:
I am a good candidate for this loan because...

In 2005 I was laid off from a job in the bay area due to a company buyout. It was a difficult time to find a new job in my field, and I was forced to take a new job at less than half of my previous salary, and use credit cards to make ends meet while I restructured my finances and reduced expenses. Since then, I have regained and surpassed my previous salary, but I now have lingering credit card debt that I would like to pay off in one fell swoop. This loan, coupled with a portion of my savings, will consolidate over $900/mo in credit card/loan payments to a single smaller payment at an aggregate reduction in interest rates of about 4%. Plus, I get to pay YOU the interest, instead of Capital One, Mastercard, etc.!
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 509118
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$15,000.00	Prosper Rating:	A	Listing Duration:	14 days
Minimum Amount to Fund:	$10,500	Estimated loss*:	3.80%
Term:	60 months

Lender yield:	13.90%	Borrower rate/APR:	14.90% / 16.29%	Monthly payment:	$356.06

Lender servicing fee:	1.00%	Effective Yield*:	13.85%
		Estimated return*:	10.05%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	8	First credit line:	Sep-1985	Debt/Income ratio:	22%
Credit score:	780-799 (May-2011)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	12 / 12	Length of status:	9y 7m
Amount delinquent:	$0	Total credit lines:	30	Occupation:	Psychologist
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$236,506	Stated income:	$100,000+
Delinquencies in last 7y:	0	Bankcard utilization:	80%
		Homeownership:	Yes
Screen name:	psyact	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Getting set for debt free
Purpose of loan:
This loan will be used to consolidate some high interest debt into one manageable payment.

My financial situation:
I am a good candidate for this loan because I have always paid my loans on time and have been employed continuously for over 20 years.

We spiraled a bit into too much debt, mostly because of daycare expenses. Now our children are about done with the full time care needed and we need to start getting serious about getting debt free. This loan will help. Thanks for your attention.

Please note that the listing shows much more revolving debt than is really the case. Our second mortgage is the bulk of that number. We are current on all mortgage payments as well as our other debts.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 509148
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$7,500.00	Prosper Rating:	E	Listing Duration:	14 days
Minimum Amount to Fund:	$5,250	Estimated loss*:	14.70%
Term:	36 months

Lender yield:	30.99%	Borrower rate/APR:	31.99% / 35.64%	Monthly payment:	$326.62

Lender servicing fee:	1.00%	Effective Yield*:	29.57%
		Estimated return*:	14.87%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	4	First credit line:	Aug-1989	Debt/Income ratio:	150%
Credit score:	700-719 (May-2011)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	10 / 9	Length of status:	4y 11m
Amount delinquent:	$0	Total credit lines:	37	Occupation:	Waiter/Waitress
Public records last 12m / 10y:	0/ 1	Revolving credit balance:	$3,747	Stated income:	$1-$24,999
Delinquencies in last 7y:	8	Bankcard utilization:	60%
		Homeownership:	Yes
Screen name:	wealth-concerto	Borrower's state:	Texas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
shirl
Purpose of loan: pay small bills
This loan will be used to...bills

My financial situation: good
I am a good candidate for this loan because...i will pay back i am a hard worker I also have a second job

Monthly net income: $2000.
Monthly expenses: $1000.
Housing: $0
Insurance: $0
Car expenses: $450.
Utilities: $0
Phone, cable, internet: $0
Food, entertainment: $50.
Clothing, household expenses: $50.
Credit cards and other loans: $400.
Other expenses: $
my husband pays household bills
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 509154
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$4,000.00	Prosper Rating:	HR	Listing Duration:	14 days
Minimum Amount to Fund:	$2,800	Estimated loss*:	20.30%
Term:	36 months

Lender yield:	30.99%	Borrower rate/APR:	31.99% / 35.64%	Monthly payment:	$174.20

Lender servicing fee:	1.00%	Effective Yield*:	29.17%
		Estimated return*:	8.87%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	1	First credit line:	Nov-1996	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	640-659 (May-2011)	Inquiries last 6m:	2	Employment status:	Self-employed
Now delinquent:	0	Current / open credit lines:	10 / 10	Length of status:	5y 0m
Amount delinquent:	$0	Total credit lines:	46	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$12,968	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	86%
		Homeownership:	Yes
Screen name:	urbane-principal3	Borrower's state:	Louisiana	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Growth Capital
Purpose of loan:
This loan will be used to purchase health promotion material and attend federal contracting conference.

My financial situation:
I am a good candidate for this loan because I have consistently demonstrated that I can consistently repay my financial obligations based on my credit report. I believe in keeping my commitments.

Monthly net income: $3,500.00 - $5,000.00 (varies)
Monthly expenses: $300.00
Housing: $1,408.00
Insurance: $200.00
Car expenses: $200.00
Utilities: $150.00
Phone, cable, internet: $125.00
Food, entertainment: $225.00
Clothing, household expenses: $0.00
Credit cards and other loans: $300.00
Other expenses: $0.00
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 509214
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$4,000.00	Prosper Rating:	HR	Listing Duration:	14 days
Minimum Amount to Fund:	$2,800	Estimated loss*:	20.30%
Term:	36 months

Lender yield:	30.99%	Borrower rate/APR:	31.99% / 35.64%	Monthly payment:	$174.20

Lender servicing fee:	1.00%	Effective Yield*:	29.17%
		Estimated return*:	8.87%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	1	First credit line:	May-1996	Debt/Income ratio:	36%
Credit score:	660-679 (May-2011)	Inquiries last 6m:	2	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	2 / 2	Length of status:	6y 10m
Amount delinquent:	$0	Total credit lines:	4	Occupation:	Clerical
Public records last 12m / 10y:	0/ 1	Revolving credit balance:	$155	Stated income:	$1-$24,999
Delinquencies in last 7y:	0	Bankcard utilization:	0%
		Homeownership:	No
Screen name:	listing-umbrella9	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Debt Consolidation
Purpose of loan: Debt Consolidation
This loan will be used to pay off some small debts I have.

My financial situation:
I am a good candidate for this loan because because I have a full time job and have worked with my employer for over 6 years.

I have been on time with all my payments and never late.

I am in a position to furnish to prosper complete verifiable documentation of my employment and tax returns proving my income.

The amount of monthly debt I have each month is very low and I can easily pay my prosper loan each month on time and possibly pay the loan off sooner.

I will be responsible for my loan

Monthly net income: $1600.00
Monthly expenses:
Housing: $
Insurance: $
Car expenses: $
Utilities: $
Phone, cable, internet: $
Food, entertainment: $
Clothing, household expenses: $
Credit cards and other loans: $
Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 509318
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$5,000.00	Prosper Rating:	C	Listing Duration:	14 days
Minimum Amount to Fund:	$3,500	Estimated loss*:	6.10%
Term:	36 months

Lender yield:	17.99%	Borrower rate/APR:	18.99% / 22.36%	Monthly payment:	$183.25

Lender servicing fee:	1.00%	Effective Yield*:	17.57%
		Estimated return*:	11.47%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	6	First credit line:	Sep-1992	Debt/Income ratio:	36%
Credit score:	700-719 (May-2011)	Inquiries last 6m:	1	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	14 / 9	Length of status:	1y 3m
Amount delinquent:	$0	Total credit lines:	37	Occupation:	Computer Programmer
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$6,000	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Bankcard utilization:	70%
		Homeownership:	No
Screen name:	nba	Borrower's state:	Arkansas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	1 ( 100% )	700-719 (Latest)
Principal borrowed:	$2,000.00	< 31 days late:	0 ( 0% )	680-699 (Jan-2011)
Principal balance:	$0.00	31+ days late:	0 ( 0% )
Total payments billed:	1
Description
Loan 2
Purpose of loan:
This loan will be used to pay medical bills, consolidate higher interest loans

My financial situation:
I am a good candidate for this loan because I have always made my payments on time (more than 99% over the last 20 years); they are at or above the minimum payment required in each case. When I am unable to make it (which has rarely happened), I always call the lender first to make arrangments that are agreeable to the lender ahead of time, and then follow through. It is important to me that my credit rating stays good and improves over time. I paid off my last loan from Prosper in less than 6 months; I was given 3 years to pay it off.

Monthly net income: $3296
Monthly expenses: $
Housing: $700
Insurance: $110
Car expenses: $100
Utilities: $270
Phone, cable, internet: $130
Food, entertainment: $200
Clothing, household expenses: $25
Credit cards and other loans: $1440
Other expenses: $0
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 509336
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$3,000.00	Prosper Rating:	D	Listing Duration:	14 days
Minimum Amount to Fund:	$2,100	Estimated loss*:	11.20%
Term:	36 months

Lender yield:	25.99%	Borrower rate/APR:	26.99% / 30.53%	Monthly payment:	$122.46

Lender servicing fee:	1.00%	Effective Yield*:	25.34%
		Estimated return*:	14.14%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	6	First credit line:	Dec-2004	Debt/Income ratio:	32%
Credit score:	680-699 (May-2011)	Inquiries last 6m:	1	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	8 / 6	Length of status:	3y 3m
Amount delinquent:	$0	Total credit lines:	12	Occupation:	Fireman
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$3,122	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	3	Bankcard utilization:	57%
		Homeownership:	No
Screen name:	bold-zippy-platinum	Borrower's state:	NorthCarolina	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
pay off credit cards
Purpose of loan: to pay off the two credit cards that i have to get my credit score higher

My financial situation: I am a good candiate because i have a good secure career that i get paid weekly at just want to get my credit score back to where it needs to be by getting these two credit cards payed off

Monthly net income: $2933.32
Monthly expenses: $100
Housing: $0
Insurance: $80
Car expenses: $353
Utilities: $0
Phone, cable, internet: $88
Food, entertainment: $100
Clothing, household expenses: $0
Credit cards and other loans: $150
Other expenses: $0
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 508417
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$5,000.00	Prosper Rating:	B	Listing Duration:	14 days
Minimum Amount to Fund:	$3,500	Estimated loss*:	5.95%
Term:	36 months

Lender yield:	14.99%	Borrower rate/APR:	15.99% / 18.17%	Monthly payment:	$175.76

Lender servicing fee:	1.00%	Effective Yield*:	14.73%
		Estimated return*:	8.78%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	8	First credit line:	Jun-2000	Debt/Income ratio:	24%
Credit score:	740-759 (May-2011)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	10 / 9	Length of status:	7y 10m
Amount delinquent:	$0	Total credit lines:	33	Occupation:	Medical Technician
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$5,416	Stated income:	$1-$24,999
Delinquencies in last 7y:	0	Bankcard utilization:	33%
		Homeownership:	No
Screen name:	return-bison0	Borrower's state:	Virginia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
debt consolidation
Purpose of loan: pay off credit cards so i can save to buy a house
This loan will be used to...pay off credit

My financial situation: stable
I am a good candidate for this loan because...
Because i pay my bills on time and my husband and I are saving for to build a house on his family property.

Monthly net income: $
Monthly expenses: $
Housing: $
Insurance: $
Car expenses: $
Utilities: $
Phone, cable, internet: $
Food, entertainment: $
Clothing, household expenses: $
Credit cards and other loans: $
Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 508977
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$4,000.00	Prosper Rating:	HR	Listing Duration:	14 days
Minimum Amount to Fund:	$2,800	Estimated loss*:	20.30%
Term:	36 months

Lender yield:	30.99%	Borrower rate/APR:	31.99% / 35.64%	Monthly payment:	$174.20

Lender servicing fee:	1.00%	Effective Yield*:	29.17%
		Estimated return*:	8.87%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	3	First credit line:	Mar-1995	Debt/Income ratio:	41%
Credit score:	720-739 (May-2011)	Inquiries last 6m:	2	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	13 / 13	Length of status:	5y 7m
Amount delinquent:	$0	Total credit lines:	34	Occupation:	Retail Management
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$7,147	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	81%
		Homeownership:	Yes
Screen name:	enterprising-market260	Borrower's state:	Virginia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
debt consolidation
Purpose of loan: consolidation
This loan will be used to...pay off credit cards/loan

My financial situation: good
I am a good candidate for this loan because...I have never been past due on any bill incl. Mortgage/car payment

Monthly net income: $3600
Monthly expenses: $2200
Housing: $1018
Insurance: $100
Car expenses: $400
Utilities: $200
Phone, cable, internet: $100
Food, entertainment: $100
Clothing, household expenses: $100
Credit cards and other loans: $200
Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 509029
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$9,000.00	Prosper Rating:	D	Listing Duration:	14 days
Minimum Amount to Fund:	$6,300	Estimated loss*:	11.20%
Term:	36 months

Lender yield:	25.99%	Borrower rate/APR:	26.99% / 30.53%	Monthly payment:	$367.38

Lender servicing fee:	1.00%	Effective Yield*:	25.34%
		Estimated return*:	14.14%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	7	First credit line:	Dec-1994	Debt/Income ratio:	20%
Credit score:	660-679 (May-2011)	Inquiries last 6m:	1	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	8 / 7	Length of status:	0y 8m
Amount delinquent:	$0	Total credit lines:	20	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$162,410	Stated income:	$100,000+
Delinquencies in last 7y:	0	Bankcard utilization:	97%
		Homeownership:	Yes
Screen name:	unbelievable-wampum267	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Sick parents - Need to travel
Purpose of loan: Parents are very ill and I need to travel to opposite coast. This loan will be used to...Pay for a round-trip flight and pay for my normal expenses and bills for 6 weeks since I need to take leave without pay.
My financial situation:
I am a good candidate for this loan because...I would like to be home for Father's day and spend with my dad. My boss has granted me to take up to 8 weeks off, but I only have 2 weeks of vacation saved. I will be taking the other 6 weeks without pay, so I need help with covering my normal bills and expenses. I've been to a few banks and unfortunately they won't take this type of loan. I realize that I've accumulated a pretty large amount of debt, but I've never defaulted on any of my loans or credit cards. I've already planned my repayment schedule that will allow me to repay this loan in less than the agreed upon time. I appreciate your help.

Monthly net income: $7,100
Monthly expenses: $6,000
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 509059
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$4,000.00	Prosper Rating:	HR	Listing Duration:	14 days
Minimum Amount to Fund:	$2,800	Estimated loss*:	20.30%
Term:	36 months

Lender yield:	30.99%	Borrower rate/APR:	31.99% / 35.64%	Monthly payment:	$174.20

Lender servicing fee:	1.00%	Effective Yield*:	29.17%
		Estimated return*:	8.87%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	3	First credit line:	Aug-2003	Debt/Income ratio:	Not calculated
Credit score:	660-679 (May-2011)	Inquiries last 6m:	6	Employment status:	Not employed
Now delinquent:	0	Current / open credit lines:	8 / 8	Length of status:	0y 0m
Amount delinquent:	$0	Total credit lines:	33	Stated income:	Not employed
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$2,242
Delinquencies in last 7y:	42	Bankcard utilization:	8%
		Homeownership:	Yes
Screen name:	tori13	Borrower's state:	Nevada	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Short-term carryover loan needed
Purpose of loan: Household expenses
This loan will be used to... I am requesting this loan for household expenses while I re-establish in Las Vegas.

My financial situation: I am in a decent position financially
I am a good candidate for this loan because... I recently graduated from nursing school and moved to Henderson, NV. Until May 8, I was employed as and LPN. I have been looking for an RN job, but have not been hired because I am waiting to take my licensing exam. Additionally, I am in the process of settling a lawsuit with a minimum payout of $30,000 that should be paid out within 6 months.

Monthly net income: estimating $3600
Monthly expenses: $2500
Housing: $1300
Insurance: $200
Car expenses: just gas-car is paid off $150
Utilities: $250
Phone, cable, internet: $150
Food, entertainment: $200
Clothing, household expenses: $100
Credit cards and other loans: $150
Other expenses: $0
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 509071
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$13,000.00	Prosper Rating:	A	Listing Duration:	14 days
Minimum Amount to Fund:	$13,000	Estimated loss*:	3.80%
Term:	36 months

Lender yield:	10.40%	Borrower rate/APR:	11.40% / 13.52%	Monthly payment:	$428.07

Lender servicing fee:	1.00%	Effective Yield*:	10.37%
		Estimated return*:	6.57%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	7	First credit line:	Apr-2001	Debt/Income ratio:	Not calculated
Credit score:	780-799 (May-2011)	Inquiries last 6m:	1	Employment status:	Not employed
Now delinquent:	0	Current / open credit lines:	6 / 6	Length of status:	1y 11m
Amount delinquent:	$0	Total credit lines:	21	Stated income:	Not employed
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$353
Delinquencies in last 7y:	0	Bankcard utilization:	4%
		Homeownership:	No
Screen name:	auction-outpost0	Borrower's state:	Washington	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Loan for debt consolidation
Purpose of loan: Debt Consolidation

This loan will be used to: Consolidate my student and auto loans

My financial situation: I am currently unemployed, but have savings built up and expect to be employed again in the next month.

I am a good candidate for this loan because: I am reliable, have an excellent credit score and have never been late with bill payments.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 509089
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$7,500.00	Prosper Rating:	E	Listing Duration:	14 days
Minimum Amount to Fund:	$7,500	Estimated loss*:	14.70%
Term:	12 months

Lender yield:	25.69%	Borrower rate/APR:	26.69% / 35.84%	Monthly payment:	$719.00

Lender servicing fee:	1.00%	Effective Yield*:	24.52%
		Estimated return*:	9.82%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	1	First credit line:	Feb-1990	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	780-799 (May-2011)	Inquiries last 6m:	1	Employment status:	Self-employed
Now delinquent:	0	Current / open credit lines:	7 / 6	Length of status:	9y 4m
Amount delinquent:	$0	Total credit lines:	19	Occupation:	Construction
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$126	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Bankcard utilization:	0%
		Homeownership:	No
Screen name:	glimmering-bazaar976	Borrower's state:	Tennessee	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
CLS
Purpose of loan: Business
This loan will be used to...Make payroll and pay for job materials

My financial situation: Slow econoy and too much rain has depleted our cashflow.
I am a good candidate for this loan because...we have nice weather now and a pretty good amount of work lined up.

Monthly net income: $5750
Monthly expenses: $
Housing: $0
Insurance: $450
Car expenses: $0
Utilities: $300
Phone, cable, internet: $135
Food, entertainment: $2000
Clothing, household expenses: $0
Credit cards and other loans: $0
Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 509095
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$23,500.00	Prosper Rating:	AA	Listing Duration:	14 days
Minimum Amount to Fund:	$16,450	Estimated loss*:	1.95%
Term:	36 months

Lender yield:	7.99%	Borrower rate/APR:	8.99% / 9.33%	Monthly payment:	$747.18

Lender servicing fee:	1.00%	Effective Yield*:	7.99%
		Estimated return*:	6.04%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	10	First credit line:	Aug-1990	Debt/Income ratio:	15%
Credit score:	800-819 (May-2011)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	11 / 11	Length of status:	17y 1m
Amount delinquent:	$0	Total credit lines:	16	Occupation:	Executive
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$45,938	Stated income:	$100,000+
Delinquencies in last 7y:	0	Bankcard utilization:	59%
		Homeownership:	Yes
Screen name:	social-heart	Borrower's state:	Illinois	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Debt Consolidation
Purpose of loan: My credit rating is quite good (697,723,708 at the credit reporting firms). ALL credit cards are paid in full except 2. Transferring from these 2 cards will have positive effects: payment ease (1 bill), my score(s) will likely rise, I will save money, and money goes to peers rather than banks.Credit reporting shows revolving balance on others cards I use even though they are paid in full each month.

My financial situation
I feel I?m a good candidate because this fits easily into my budget; I've been at the same company for over 17 years and the firm is growing well and I along with it.

Budget (monthly):
Income (month): $20,000 per month

Expenses (monthly):
House (per month including taxes): $3,200
Car (paid off): $0
Gym: $220
Gas/Electric/Water: $350
Whole Life Insurance Policy: $500
Phone/Internet (company pays them): $0
Amount I pay toward credit cards with Revolving Credit: $1000 (this will decrease with this Prosper Loan)
Food and Other: $1000
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 509101
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$7,000.00	Prosper Rating:	E	Listing Duration:	14 days
Minimum Amount to Fund:	$4,900	Estimated loss*:	14.70%
Term:	36 months

Lender yield:	30.99%	Borrower rate/APR:	31.99% / 35.64%	Monthly payment:	$304.84

Lender servicing fee:	1.00%	Effective Yield*:	29.57%
		Estimated return*:	14.87%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	4	First credit line:	Feb-2000	Debt/Income ratio:	21%
Credit score:	660-679 (May-2011)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	1	Current / open credit lines:	5 / 3	Length of status:	2y 10m
Amount delinquent:	$33	Total credit lines:	39	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$0	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	14	Bankcard utilization:	0%
		Homeownership:	No
Screen name:	Ronisloss	Borrower's state:	Tennessee	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Expenses and Payoff
Purpose of loan:
This loan will be used to pay off existing loan to decrease my monthly obligation to one loan account and purchase beauty business products

My financial situation:
I am a good candidate for this loan because I have been with my financial institution for well over five years with no closed accounts or fees owed to the bank....I don't pay a mortgage or rent and I pay the bills I do have on time as obligated such as light and water bill, internet, cable, and phone.

Monthly net income: $ 2244.04
Monthly expenses: $1299.00
Housing: $0.00
Insurance: $142.00
Car expenses: $0.00
Utilities: $250.00
Phone, cable, internet: $180.00
Food, entertainment: $0.00
Clothing, household expenses: $200.00
Credit cards and other loans: $527.00
Other expenses: $0.00
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 509107
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$4,000.00	Prosper Rating:	HR	Listing Duration:	14 days
Minimum Amount to Fund:	$4,000	Estimated loss*:	20.30%
Term:	36 months

Lender yield:	30.99%	Borrower rate/APR:	31.99% / 35.64%	Monthly payment:	$174.20

Lender servicing fee:	1.00%	Effective Yield*:	29.17%
		Estimated return*:	8.87%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	3	First credit line:	Nov-1985	Debt/Income ratio:	29%
Credit score:	720-739 (May-2011)	Inquiries last 6m:	2	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	12 / 9	Length of status:	10y 7m
Amount delinquent:	$0	Total credit lines:	24	Occupation:	Administrative Assi...
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$14,428	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Bankcard utilization:	98%
		Homeownership:	Yes
Screen name:	kindness-drum2	Borrower's state:	Georgia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Mrs.
No description was provided by the borrower.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 509121
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$2,500.00	Prosper Rating:	C	Listing Duration:	14 days
Minimum Amount to Fund:	$2,500	Estimated loss*:	6.10%
Term:	36 months

Lender yield:	17.99%	Borrower rate/APR:	18.99% / 22.36%	Monthly payment:	$91.63

Lender servicing fee:	1.00%	Effective Yield*:	17.57%
		Estimated return*:	11.47%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	8	First credit line:	Dec-1998	Debt/Income ratio:	17%
Credit score:	620-639 (May-2011)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	37 / 36	Length of status:	1y 4m
Amount delinquent:	$0	Total credit lines:	44	Occupation:	Nurse (LPN)
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$85,246	Stated income:	$100,000+
Delinquencies in last 7y:	0	Bankcard utilization:	97%
		Homeownership:	No
Screen name:	mic1rbc	Borrower's state:	Texas	Borrower's group:	PsychDoc's Group
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 2	On-time:	41 ( 100% )	620-639 (Latest)
Principal borrowed:	$3,500.00	< 31 days late:	0 ( 0% )	600-619 (May-2010) 600-619 (May-2006)
Principal balance:	$1,552.49	31+ days late:	0 ( 0% )
Total payments billed:	41
Description
Payoff other prosper loan
Purpose of loan: Pay off higher interest prosper loan
This loan will be used to...pay off loan

My financial situation: good
I am a good candidate for this loan because...paid all bills on time for 8 yrs or more. I have already paid off 1 prosper loan.

Monthly net income: $
Monthly expenses: $
Housing: $
Insurance: $
Car expenses: $
Utilities: $
Phone, cable, internet: $
Food, entertainment: $
Clothing, household expenses: $
Credit cards and other loans: $
Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 509127
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$9,500.00	Prosper Rating:	C	Listing Duration:	14 days
Minimum Amount to Fund:	$6,650	Estimated loss*:	6.10%
Term:	36 months

Lender yield:	17.99%	Borrower rate/APR:	18.99% / 22.36%	Monthly payment:	$348.18

Lender servicing fee:	1.00%	Effective Yield*:	17.57%
		Estimated return*:	11.47%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	6	First credit line:	May-2003	Debt/Income ratio:	34%
Credit score:	640-659 (May-2011)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	17 / 15	Length of status:	4y 8m
Amount delinquent:	$0	Total credit lines:	28	Occupation:	Engineer - Mechanic...
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$12,122	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Bankcard utilization:	88%
		Homeownership:	Yes
Screen name:	debt-free22	Borrower's state:	Alabama	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	9 ( 100% )	640-659 (Latest)
Principal borrowed:	$3,400.00	< 31 days late:	0 ( 0% )	660-679 (Jul-2010)
Principal balance:	$2,840.53	31+ days late:	0 ( 0% )
Total payments billed:	9
Description
Credit card debt free!
Purpose of loan:
My wife and I are going to use this loan to payoff our post-wedding debt. We have three credit cards and a retail card that will be paid off.

My financial situation:
I already have one small prosper loan that is in good standing. I am in a better financial situation now than I was then as well (increase salary, spouse additional salary).

Monthly net income: $4306
Monthly expenses: $3150
Housing: $575
Insurance: $85
Car expenses: $600
Utilities: $150
Phone, cable, internet: $75
Food, entertainment: $400
Clothing, household expenses: $150
Credit cards and other loans: $700
Other expenses: $415
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 509133
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$9,000.00	Prosper Rating:	D	Listing Duration:	14 days
Minimum Amount to Fund:	$6,300	Estimated loss*:	11.20%
Term:	36 months

Lender yield:	25.99%	Borrower rate/APR:	26.99% / 30.53%	Monthly payment:	$367.38

Lender servicing fee:	1.00%	Effective Yield*:	25.34%
		Estimated return*:	14.14%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	6	First credit line:	Nov-2002	Debt/Income ratio:	17%
Credit score:	660-679 (May-2011)	Inquiries last 6m:	3	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	9 / 5	Length of status:	2y 9m
Amount delinquent:	$0	Total credit lines:	37	Occupation:	Computer Programmer
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$9,632	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Bankcard utilization:	87%
		Homeownership:	Yes
Screen name:	fascinating-order512	Borrower's state:	Missouri	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Selling Home - Need Help Agent Fees
Purpose of loan: Selling home and need additional funds to help with selling costs.

My financial situation:
I am a good candidate for this loan because, I alwasys pay my bills on time. I am financially stable and my income is sufficient to cover this loan amount.

Monthly net income: $5,633.33
Combined monthly expenses: $2,480
Housing: $910
Insurance: $210
Car expenses: $760
Utilities: $170
Phone, cable, internet: $130
Food, entertainment: $200
Clothing, household expenses: $0
Credit cards and other loans: $100
Other expenses: $0
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 509145
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$5,500.00	Prosper Rating:	D	Listing Duration:	14 days
Minimum Amount to Fund:	$3,850	Estimated loss*:	10.00%
Term:	36 months

Lender yield:	22.99%	Borrower rate/APR:	23.99% / 27.47%	Monthly payment:	$215.75

Lender servicing fee:	1.00%	Effective Yield*:	22.43%
		Estimated return*:	12.43%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	5	First credit line:	May-1994	Debt/Income ratio:	45%
Credit score:	680-699 (May-2011)	Inquiries last 6m:	1	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	14 / 12	Length of status:	11y 4m
Amount delinquent:	$0	Total credit lines:	48	Occupation:	Military Enlisted
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$30,631	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Bankcard utilization:	80%
		Homeownership:	Yes
Screen name:	mboyd88	Borrower's state:	Georgia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 3	On-time:	66 ( 100% )	680-699 (Latest)
Principal borrowed:	$6,501.00	< 31 days late:	0 ( 0% )	680-699 (Feb-2010) 700-719 (May-2008) 660-679 (Oct-2006)
Principal balance:	$1,367.37	31+ days late:	0 ( 0% )
Total payments billed:	66
Description
Vehicle Repairs/Debt Consolidation
Purpose of loan: The money will be used to consolidate some smaller debts and to make repairs to my vehicle that have been delayed.

My financial situation:

I am a good candidate for this loan because our financial situation has been steadily improving thanks in part to previous Prosper loans and recent raises. I am career military (E-7 over 18) and my wife is tenured elementary school teacher. The loan will help us stop the juggling act we have been performing since last May when my youngest didn't get a Pre-K slot in the lottery. This cost us $600 dollars a month and offset a lot of things like vehicle repairs. The payments to the school stop next month but the mess from the juggling and neglected repairs remain. This loan will provide the bump needed to get us back on track faster and get the much needed repairs and service for my vehicle.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 509157
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$4,000.00	Prosper Rating:	HR	Listing Duration:	14 days
Minimum Amount to Fund:	$2,800	Estimated loss*:	20.30%
Term:	36 months

Lender yield:	30.99%	Borrower rate/APR:	31.99% / 35.64%	Monthly payment:	$174.20

Lender servicing fee:	1.00%	Effective Yield*:	29.17%
		Estimated return*:	8.87%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	1	First credit line:	Nov-1980	Debt/Income ratio:	19%
Credit score:	640-659 (May-2011)	Inquiries last 6m:	10	Employment status:	Employed
Now delinquent:	1	Current / open credit lines:	16 / 16	Length of status:	0y 9m
Amount delinquent:	$575	Total credit lines:	42	Occupation:	Accountant/CPA
Public records last 12m / 10y:	0/ 1	Revolving credit balance:	$8,154	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	19	Bankcard utilization:	37%
		Homeownership:	Yes
Screen name:	tremendous-value	Borrower's state:	Pennsylvania	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Road to being Debt Free
Purpose of loan:
This loan will be used to consolidate my credit cards for a lower monthly payment. This loan will also help me to obtain a higher credit score.

My financial situation:
I am a good candidate for this loan because I have a great job that pays well. I also work construction on weekends for additional income. As you can see I had financial hardship 3 years ago but have since recovered. I would greatly appreciate any assistance that prosper lenders could provide me.

Finances

Monthly net income: $ 4000.00
Monthly Rent: $ 950.00
Insurance: $ 145
Car expenses: $ -0-
Utilities: $ 115
Phone, cable, internet: $ 115
Food, entertainment: $ 200
Clothing, household expenses: $
Credit cards and other loans: $ 100 (after prosper loan) + $ 174.00 Prosper Loan
Other expenses: $

As you can see from my profile I have 16/16 open accounts being paid current.It would be nice to pay 1 payment rather than all these individual accounts.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 509249
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$7,500.00	Prosper Rating:	E	Listing Duration:	14 days
Minimum Amount to Fund:	$5,250	Estimated loss*:	14.70%
Term:	36 months

Lender yield:	30.99%	Borrower rate/APR:	31.99% / 35.64%	Monthly payment:	$326.62

Lender servicing fee:	1.00%	Effective Yield*:	29.57%
		Estimated return*:	14.87%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	5	First credit line:	Mar-1996	Debt/Income ratio:	34%
Credit score:	640-659 (May-2011)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	20 / 17	Length of status:	2y 8m
Amount delinquent:	$0	Total credit lines:	26	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$79,959	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	4	Bankcard utilization:	78%
		Homeownership:	No
Screen name:	autonomous-value5	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Invest in Me!!!
Why you should invest in me:

I am a good candidate for this loan, because I am a very responsible person. I have made mistakes in the past, but have learned from them. I was young when those mistakes were made, but in my opinion everyone makes mistakes, its just about whether you grow from them or not. I would really like to use this money to start my own business. Those that I have told about my idea LOVE IT. I want to make sure things are done correctly and that cost money. I will answer any questions to help get my loan funded. If you are wondering why I have $1500 as monthly expenses and nothing else filled out, its because my husband pays all the bills and that is what I contribute a month.

Monthly net income: $ 3700
Monthly expenses: $ 1500
Housing: $ 0
Insurance: $ 0
Car expenses: $ 0
Utilities: $ 0
Phone, cable, internet: $ 0
Food, entertainment: $ 250
Clothing, household expenses: $ 150
Credit cards and other loans: $ 0
Other expenses: $ 0
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 509369
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$10,000.00	Prosper Rating:	B	Listing Duration:	14 days
Minimum Amount to Fund:	$7,000	Estimated loss*:	5.95%
Term:	36 months

Lender yield:	14.99%	Borrower rate/APR:	15.99% / 18.17%	Monthly payment:	$351.52

Lender servicing fee:	1.00%	Effective Yield*:	14.73%
		Estimated return*:	8.78%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	8	First credit line:	Sep-2004	Debt/Income ratio:	8%
Credit score:	640-659 (May-2011)	Inquiries last 6m:	2	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	6 / 3	Length of status:	0y 4m
Amount delinquent:	$0	Total credit lines:	17	Occupation:	Professional
Public records last 12m / 10y:	1/ 1	Revolving credit balance:	$17	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	18	Bankcard utilization:	3%
		Homeownership:	No
Screen name:	jshortnsweet	Borrower's state:	NewYork	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Helping my mom
Purpose of loan: Would like to help my family
This loan will be used to...help my mom, since she is currently struggling while waiting to sell her business.

My financial situation: No current debt except small student loan.
I am a good candidate for this loan because...I will definitely pay it back. I also live at home with my parents so I have no rent to pay, i don't drive, and i rarely hang out.

Monthly net income: $4200
Monthly expenses: $309
Housing: $0
Insurance: $0
Car expenses: $0
Utilities: $0
Phone, cable, internet: $70
Food, entertainment: $100
Clothing, household expenses: $0
Credit cards and other loans: $139
Other expenses: $0
Information in the Description is not verified.